                                                                  Exhibit 99.1

                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief executive officer of Iron Age Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

         1)       the Company's 10-K fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) the information contained in the Company's 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                              /s/ William J. Mills
                              ------------------------------------
                              William J. Mills
                              Chief Executive Officer, President and Director


Dated: May 12, 2003